QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

Bitstream Inc. Reports First Quarter 2003 Results

        CAMBRIDGE, MA—(Business Wire)—May 8, 2003—Bitstream Inc. (Nasdaq: BITS) today reported that revenue for the three months ended March 31, 2003 was $2,032,000 compared to $2,133,000 for the three months ended March 31, 2002, a decrease of $101,000 or 4.7%. The Company's net loss increased $730,000 or 390.4% to $(917,000) or $(0.11) per share for the three months ended March 31, 2003 as compared to a net loss of $(187,000) or $(0.02) per share for the three months ended March 31, 2002. During the same periods, cost of revenue increased $261,000 or 62.9% to $676,000 primarily due to an increase of $202,000 in costs including royalties to third party foundries incurred by the Company's MyFonts business segment. Operating expenses for the three months ended March 31, 2003 were $2,335,000, an increase of $439,000 or 23.2% from $1,896,000 for the three months ended March 31, 2002. The increase in operating expenses includes non-recurring expenses incurred in connection with the closing of the Company's UK office, the transfer of the Company's stock listing from the NASDAQ/NMS to the NASDAQ SmallCap Market, and the payment of bonuses to certain employees during the first quarter totaling approximately $213,000. In addition, the Company increased its expenditures for its ThunderHawk product by $147,000 for the three months ended March 31, 2003 as compared to the three months ended March 31, 2002. Included in this amount were costs associated with the addition of a full-time sales representative devoted to the ThunderHawk enterprise sales effort, the expansion of ThunderHawk support infrastructure, new development expenditures for the Enterprise Edition of ThunderHawk and the development of cell phone and Palm versions of the ThunderHawk product. Other income for the three months ended March 31, 2003 includes a $93,000 gain on our investment in DiamondSoft, Inc., which represents the Company's 31.7% share of DiamondSoft's net income of $293,000 for the first quarter. The Company's cash and restricted cash balance decreased $842,000 to $4,286,000 at March 31, 2003 as compared to $5,128,000 at December 31, 2002.

        Bitstream is composed of three different businesses: (1) its type and type technology business, which currently generates revenue primarily from the licensing of font rendering software and fonts to the embedded, set-top box, wireless device and information appliance markets, but has more recently focused its product development efforts on a leading-edge browser for handheld devices named ThunderHawk™ ("Type"); (2) its MyFonts.com business, which generates revenue from its Web site, Myfonts.com, as well as from providing its database technology for other sites including Bitstream.com. Myfonts.com was the first e-commerce site to aggregate fonts from multiple vendors on one easy-to-use Web site ("MyFonts"); and (3) its Pageflex business, which generates revenue from on-demand marketing and composition solutions such as Mpower™, an enterprise solution that allows companies to dynamically create customized business documents, Persona™, a variable data desktop publishing application designed to produce personalized documents, and.EDIT, a java-browser-based interactive WYSIWYG composition software that presents the user with templates that can be customized ("Pageflex"). The performance of each business segment is discussed in greater detail below.

Type Results

        Type revenue for the three months ended March 31, 2003 decreased $357,000 or 29.4% to $856,000 from $1,213,000 for the three months ended March 31, 2002. Cost of revenue increased $58,000 or 50.0% to $174,000 for the three months ended March 31, 2003 from $116,000 for the three months ended March 31, 2002. This increase was primarily due to $46,000 in costs attributable to the establishment of a customer support infrastructure for the Company's ThunderHawk product. Consequently, Type gross profit decreased by $415,000 from $1,097,000 for the three months ended March 31, 2002 to $682,000 for the three months ended March 31, 2003. Operating expenses for the three months ended March 31, 2003 increased $224,000 or 23.2% to $1,190,000 as compared to $966,000 for the three months ended March 31, 2002. This increase was primarily due to $147,000 in ThunderHawk expenses described in the first paragraph of this press release. In addition, the Type business results reflect the cost to close the Company's UK office, as well as its portion of the

NASDAQ listing fee and employee bonuses referred to above. The loss from operations for the Company's Type business segment was $(508,000) for the three months ended March 31, 2003, as compared to income from operations of $131,000 for the three months ended March 31, 2002, a decrease of $639,000.

        "During the quarter ended March 31, 2003, the revenue decrease in the Type business was primarily attributable to continuing customer delays of OEM projects due to general economic concerns," said Anna M. Chagnon, President and Chief Operating Officer. "Despite these delays, we added one new set top box placement, signed our first deal with a major cell phone manufacturer for Font Fusion, and licensed our font technology and fonts to over 37 OEM customers. During the quarter, we had 3,209 users registrations for the ThunderHawk end-user version bringing the total to date to over 10,000. This represents the highest quarterly volume of ThunderHawk downloads since the launch of the free trial period. We believe that this is an indication of a recent increase in the market for browsers for Pocket PC devices. We also had 277 new subscribers during the first quarter bringing the total to date to 712. Additionally, we entered into discussions with over 20 new corporate accounts, bringing the total number of accounts evaluating ThunderHawk as a potential corporate solution to 64. We have learned that many of these accounts have budgets in place for pilot programs in mid to late 2003. To improve the appeal of ThunderHawk to the corporate market, we focused our development efforts on increased device support, a new Enterprise Edition, and increased functionality. With the release on Tuesday of ThunderHawk 1.07, we believe we have a corporate version that will address the needs of the mobile workforce by allowing them to access data through ThunderHawk from their PocketPCs. We are optimistic that our first sale of the Enterprise Edition of ThunderHawk will occur once our potential customers have had an opportunity to field test this latest version of the product. In addition, our relationships with wireless carriers continue to grow. We recently completed a 3G trial with a wireless carrier and the initial feedback from the trial was extremely positive. We have also begun discussions with five new wireless carriers concerning potential strategic relationships and currently have four wireless carriers testing the latest version of the technology. The feedback from these carriers has prompted us to improve the server infrastructure and scalability of ThunderHawk with the release of 1.07 as we work towards achieving our goal of providing the killer application for the world of 3G wireless technology."

MyFonts Results

        MyFonts revenue for the three months ended March 31, 2003 increased $256,000 or 97.7% to $518,000 from $262,000 for the three months ended March 31, 2002. Cost of revenue, which primarily represents royalties paid to foundries whose products MyFonts resells, increased $202,000 or 94.8% to $415,000 from $213,000 for the three months ended March 31, 2002. Operating expenses for the three months ended March 31, 2003 increased $34,000 or 22.5% to $185,000 from $151,000 for the three months ended March 31, 2002. Loss from operations for the MyFonts business decreased $20,000 or 19.6% to $(82,000) for the three months ended March 31,2003 as compared to $(102,000) for the three months ended March 31, 2002.

        "MyFonts continues to show growth as quarterly revenue exceeded $500,000 for the first time in the first quarter of 2003," said John Collins, Vice President and Chief Technology Officer. "During the first quarter, MyFonts.com acquired over 17,000 new users bringing the total at quarter end to 96,000 registered users. During the quarter, over 30% of orders were placed by users who had previously purchased fonts from MyFonts.com. We regard this as a very strong vote of confidence in MyFonts.com. MyFonts.com has over 120 foundries, large and small, participating as partners with MyFonts.com to offer their fonts for sale. This represents an aggregate collection of over 28,000 fonts allowing us to serve the needs of a wide variety of customers, including those who have never purchased a font before. During the first quarter, we also began selling font collections from several foundries on CDs to increase our product offering and provide revenue growth."

Pageflex Results

        Revenue from the Company's Pageflex business was $658,000 for both the three months ended March 31, 2003 and 2002. Cost of revenue for the three months ended March 31, 2003 increased $1,000 or 1.2% to $87,000 from $86,000 for the three months ended March 31, 2002. Operating expenses for the three months ended March 31, 2003 increased $181,000 or 23.2% to $960,000 from $779,000 for the three months ended March 31, 2002. Consequently, the operating loss for Pageflex increased $182,000 or 87.9% to $(389,000) for the three months ended March 31, 2003 as compared to $(207,000) for the three months ended March 31, 2002.

        "During the first quarter our sales pipeline for Mpower and.EDIT increased significantly resulting in five new placements of.EDIT and Mpower to large corporations, bringing the total number of Pageflex customers to over 80," said David Frenkel, General Manager of Pageflex. "Although we did experience a slow down in completion of deals at the end of March due to economic concerns, thus far in the second quarter we have made an additional two sales of.EDIT and Mpower as a direct result of the growing sales pipeline. In late 2002 and early 2003, we focused our efforts on building a new internal sales and sales support team, and a growing number of external distribution channels. We signed agreements with two new resellers during the first quarter and three new resellers during the early part of the second quarter that are committed to creating a business based on sales of our products. We believe our increasing customer base, new sales team and channels, the release of.EDIT 2.0 and the beta version of Mpower 4.0 give us a significant advantage in the emerging Web-top publishing market and a solid base from which to grow revenues in the coming quarters."

        Today, May 8, 2003, at 4:30 p.m. EST, Bitstream will host a conference call with the financial community to discuss its first quarter results. Interested participants should call (888) 335-6540 no sooner than ten minutes before the call begins and ask the operator for the Bitstream Inc. earnings release call. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call number, please call the Liolios Group at (949) 574-3860. There will also be an Internet Simulcast (Windows Media Player needed for simulcast. Simulcast is voice only) at: www.viavid.com/detailpage.asp?sid=2016. A replay of the conference call will be available until May 15, 2003 at: (973) 341-3080, enter the playback pass code (3909073) to access the replay. For Internet Simulcast replay see the link above.

        This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, market acceptance of the Company's products, competition and the timely introduction of new products. Additional information concerning certain risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission, including Bitstream's Annual Report on Form 10-K for the year ended December 31, 2002.

Bitstream Inc.

        Bitstream Inc. (Nasdaq:BITS) is the leading developer of font technology, digital fonts, and custom font designs. Bitstream licenses its award-winning TrueDoc® and Font Fusion™ technologies to Web and application developers, and to manufacturers of information appliances, wireless and handheld devices, set-top boxes, embedded systems, and printers. Setting the standard for excellence in font technology, Bitstream holds numerous key patents that cover the creation of portable fonts for the Internet. Building on this experience, Bitstream has recently released an end user version of ThunderHawk™, a full-featured browser for the wireless Web.

MyFonts.com

        MyFonts.com, Inc., a venture funded by Bitstream Inc. and established as a wholly owned subsidiary in 1999, is a showcase of the world's fonts available from one easy-to-use Internet portal. It provides the largest collection of fonts ever assembled for on-line delivery, and offers easy ways to find and purchase fonts on-line, unique typographic resources, and a forum for interacting with font experts. For more information, visit http://www.myfonts.com, the Web site for finding, trying, and buying fonts on line.

Pageflex, Inc.

        Pageflex (www.pageflexinc.com) is the pioneer of a new direction in composition software: Web-top publishing. Moving beyond desktop publishing, Pageflex Web-top publishing software helps novice users create high-quality printed products using intelligent, flexible templates, without installing or learning any new software. Pageflex templates are intelligent and flexible because professional designers can set rules to define which elements can change, how much they can change, and who can change them. Pageflex products maintain corporate identity and design integrity while enabling sophisticated customization of documents. Pageflex also leads the field in variable-data composition software for both enterprise and desktop.

        Pageflex software is used for a wide variety of applications, including on-demand marketing materials, stationery and business cards, advertising, catalogs, and personalized digital printing. Pageflex products are distributed through original equipment manufacturers (OEMs), value added resellers (VARs), application service providers (ASPs), and system integrators. The Pageflex worldwide customer base includes manufacturers, service providers, advertising agencies, commercial printers, graphic design houses, and application service providers (ASPs). Users of Pageflex products include Xerox, IBM, Ford, EFI, Coldwell Banker, Wunderman, Mail-Well, httprint, and Spire.

        Bitstream and TrueDoc are registered trademarks and Font Fusion and ThunderHawk are trademarks of Bitstream Inc. Pageflex, Mpower,.EDIT and NuDoc are trademarks of Pageflex, Inc., a wholly-owned subsidiary of Bitstream Inc. MyFonts.com is a trademark of MyFonts.com, Inc., a wholly-owned subsidiary of Bitstream Inc. All other trademarks mentioned are for identification purposes only and may be trademarks of their respective owners.

Bitstream Inc.
Consolidated Statements of Operations
(In Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2003	2002
Revenue:
Software license	$1,744	$1,836
Services	288	297

Total revenue	2,032	2,133
Cost of revenue:
Software license	539	312
Services	137	103

Total cost of revenue	676	415

Gross profit	1,356	1,718

Operating expenses
Selling and marketing	720	595
Research and development	1,043	959
General and administrative	572	342

Total operating expenses	2,335	1,896

Loss from operations	(979)	(178)
Other income (expense):
Income (loss) on investment in DiamondSoft, Inc.	93	(1)
Other (loss) income, net	(10)	23

Loss before income taxes	(896)	(156)
Provision for income taxes	21	31

Net income (loss)	$(917)	$(187)

Basic and diluted net income (loss) per share	$(0.11)	$(0.02)

Basic and diluted weighted average shares outstanding	8,349	8,305

Bitstream Inc.
Consolidated Balance Sheets
(In Thousands)

	March 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$3,986	$4,828
Accounts receivable, net	557	602
Prepaid expenses and other current assets	155	112
Income tax receivable	—	134

Total current assets	4,698	5,676

Property and equipment, net	240	271

Other assets:
Restricted cash	300	300
Goodwill	727	727
Investment in DiamondSoft, Inc.	841	748
Intangible assets	230	236
Other assets	1	6

Total other assets	2,099	2,017

Total assets	$7,037	$7,964

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$421	$245
Accrued expenses	966	1,046
Current portion of deferred revenue	567	667

Total current liabilities	1,954	1,958

Long-term deferred revenue	—	6

Total liabilities	1,954	1,964

Total stockholders' equity	5,083	6,000

Total liabilities and stockholders' equity	$7,037	$7,964

Contact:

Anna M. Chagnon, President and Chief Operating Officer
Bitstream Inc.
(617) 520-8619
achagnon@bitstream.com

or

James P. Dore, Chief Financial Officer
Bitstream Inc.
(617) 520-8377
jdore@bitstream.com

QuickLinks

Bitstream Inc. Reports First Quarter 2003 Results
Bitstream Inc. Consolidated Statements of Operations (In Thousands, Except Per Share Data)
Bitstream Inc. Consolidated Balance Sheets (In Thousands)